Exhibit 10.10

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL32168967571354M

Certificate Issued Date	:	11-Mar-2014 12:36 PM

Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600361804986293057M

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Properly Description	:	NA

Consideration Price (Rs.)	:	0
(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duly Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100
(One Hundred only)

[ILLEGIBLE]

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL32167885474752M

Certificate Issued Date	:	11-Mar-2014 12:35 PM

Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600361802569699534M

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Properly Description	:	NA

Consideration Price (Rs.)	:	0
(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duly Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100
(One Hundred only)

[ILLEGIBLE]

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL32169302475875M

Certificate Issued Date	:	11-Mar-2014 12:37 PM

Account Reference	:	IMPACC (IV)/ dl736003/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73600361804280554413M

Purchased by	:	BHARAT BUSINESS CHANNEL LTD

Description of Document	:	Article 5 General Agreement

Properly Description	:	NA

Consideration Price (Rs.)	:	0
(Zero)

First Party	:	BHARAT BUSINESS CHANNEL LTD

Second Party	:	NA

Stamp Duly Paid By	:	BHARAT BUSINESS CHANNEL LTD

Stamp Duty Amount(Rs.)	:	100
(One Hundred only)

[ILLEGIBLE]

LDOC 17(B)	COMPOSITE HYPOTHECATION AGREEMENT (For stocks/Book debts/Vehicles/Movable Machinery) /STAMP AS AN AGREEMENT OF HYPOTHECATION & POWER OF ATTORNEY/	17(B)

AN AGREEMENT made at New Delhi on this 14th day of March 2014 between M/s Bharat Business Channels Limited (hereinafter called “The Borrower”) of the ONE PART and Bank of Baroda a body corporate constituted under the Banking Companies (Acquisition and Transfer of Undertaking) Act, 1970 and having its Head office at MANDAVI BARODA, AND one of Its branches At CFS, Mantri Court, 1st Floor, Ramabai Ambedkar Road, Pune hereinafter called “The Bank”) of the SECOND PART. WHEREAS the Bank has at the request of the Borrower agreed to grant and/or continue to grant banking facilities or accommodation to the Borrower by way of Term Loan facilities (hereinafter collectively referred to as “banking facilities” with an aggregate maximum limit of Rs. 200/- crores (Rupees two hundred crores) and the repayment of all moneys including principal sums, interest, additional interest, further Interest, penal interest, commission, costs, charges and expenses etc., payable under or in respect of such facilities have been secured/agreed to be secured by various agreements and documents executed by the Borrower from time to time in favour of the Bank AND WHEREAS one of the conditions stipulated by the Bank is that the repayment of all moneys under the banking facilities or accommodation or accounts (as set out in the First Schedule hereunder written) shall inter alia be secured by the Borrower by way of hypothecation of all the Borrower’s Raw Materials, Stock-in-process, Finished Goods and all the Book-Debts, Movable Plant and Machinery/Vehicles/Crafts, Consumable Stores and Spares, both present and future and on the terms and conditions set out in the Bank’s sanction advice to the Borrower dated 05.03.2013

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1. Subject to the terms and conditions contained in these presents the Bank has granted or agreed at Its discretion to grant or continue to grant to the Borrower at CFS, Pune or at any of its branches in India blinking facilities or accommodation to the Borrower as mentioned in the sanction advice set out in First Schedule hereto and/or outstanding and due to the Bank in each of the accounts of the Borrower upto an aggregate maximum limit of Rs. 200/- Crores (Rupees two hundred crores).

2. The Borrower hereby agrees and undertakes that the amount/amounts advanced or to be advanced by the Bank will not be used for any purpose other than for which it has been sanctioned/advanced. It is distinctly understood by the Borrower that the Borrower is hereby expressly prohibited from using the amount advanced and/or to be advanced of any part thereof for any purpose other than for which it has been advanced/sanctioned and that if the Bank apprehends or has any reason to believe, the Bank’s decision in this regard being final, that the Borrower has violated or is violating or is likely to violate this condition it shall be lawful for the Bank and the Bank shall have a right to recall the entire balance due under all, any and/or each of the facilities or accommodations then outstanding or any part thereof forthwith notwithstanding anything to the contrary contained herein or in any other document or letter of sanction or terms and conditions and without prejudice to any of the rights of the Bank hereunder or under any law, rule or regulations to initiate appropriate civil and/or criminal action/s against the Borrower. The Borrower further agrees that on such demand, the Borrower shall forthwith pay the amount/s duo together with interest, further interest, additional interest, penal interest, commission, fees, cost, charges and expenses incurred or to be incurred by the Bank till date of payment. The Bank shall have an absolute discretion to determine what amount/s within the aforesaid limit it will advance and/or allow to be outstanding from time to time in the respective separate account opened/to be opened by it and the Bank shall be at liberty to refuse to allow further drawings or advances or to make available any facility at any time without previous notice to the Borrower and without assigning any reasons therefore.

3. The Bank may at the request of the Borrower vary or diversify the facilities allowed by it to the Borrower but so, however, that the overall limit of the principal amount at any time outstanding shall not exceed the aggregate maximum limit secured hereunder and this will not in any way affect or prejudice the security by way of hypothecation created by this deed. The facilities and their limits so varied/diversified from time to time during the tenure of this security shall be deemed to be the facilities/limits secured under these presents.

4.1 Subject to clause 4.4 below the Borrower shall pay interest/commission to the Bank in respect of the said banking facilities from time to time on the outstanding in their respective banking facility accounts at the respective rate/s as contained in the sanction advices forming part of First Schedule hereunder written PROVIDED HOWEVER the Bank shall at any time or from time to time be entitled to change or vary the rate of interest/commission in respect of any one or every facility or accommodation. Notice of variation of rate of interest from time to time as per the directions of the Reserve Bank of India/or as per Prime Lending Rate fixed by the Bank or the Head Office of the Bank is waived. Such variation in the rate notified in the notice board in the Bank premises shall be sufficient notice to the Borrower and the Borrower agrees to pay interest at the rate notified in the notice board from time to time until all dues are cleared in full. Provided further that the interest/commission payable by the Borrower shall be subject to the change in prime lending rate of the Bank from time to time as determined and/or interest/commission that may be levied/prescribed by the Bank and/or RBI from time to time, and this document shall be construed as if such revised rate/s of interest/commission were already mentioned in the said Schedule and agreed to be paid by the Borrower and hereby secured. The Bank shall be entitled to demand payment of interest for the time being due or other amounts payable by the Borrower under these presents without at the same lime demanding payment of the balance due to the Bank exclusive of such interest or other amounts.

4.2 Interest payable at the rate/s aforesaid shall be calculated on the daily debit balance in the cash credit and other banking facility account/s and charged accordingly in the said account(s) on the last working day of each month or quarter or half-year as the Bank may decide.

4.3 Without prejudice to the generality of the foregoing the Bank shall also be entitled to charge at its own discretion and the Borrower shall be liable to pay and hereby agrees to pay additional/enhanced rate of interest on the said banking facility account/s either on the entire outstanding or a portion thereof as the Bank may fix for any irregularity, non-compliance, of/by the Borrower or any breach of the terms and conditions hereof or of those set out under sanction advice and for such period as such irregularity or breach continues or for such time as the Bank may deem it necessary, regard being had to the nature of the irregularity or breach. Provided that the charging and payment of such additional interest/enhanced rate of interest shall be without prejudice to the other rights or remedies of the Bank either hereunder or under any law, rules or regulations to proceed with or exercised by the Bank for such irregularity or breach against the Borrower and or the security hereby created, and it is hereby agreed by the Borrower that the provision herein contained for payment of higher rate of interest shall not entitle or be deemed or construed to authorize the Borrower to delay or postpone payment of the moneys hereunder or any part thereof and/or interest on their respective due dates.

4.4 In the event of the Borrower not paying any amount due on account of interest, fees, costs, charges and expenses payable from time to time under these presents the Bank shall be at its discretion entitled to debit or charge such interest amount(s) to any of the banking facility account(s) namely the overdraft account, cash credit account, current account or any other account of the Borrower. Any amount(s) so debited to the overdraft account, cash credit account, current account or any other account of the Borrower with the Bank shall form part of the account(s) to which such amount(s) is/are debited and shall carry interest at the rate or rates in force at the relevant time applicable to the account(s) to which the amount(s) is/are so debited.

4.5 The Borrower agrees to pay and shall pay to the Bank commission, fees on the bills of exchange accepted /agreed to be accepted / discounted within the specified limits and the guarantees issued/agreed to be issued and deposit/keep deposited with the Bank margin money at such rate or rates as the Bank may specify from time to time by notice in writing to the Borrower and the rate/s so specified shall be deemed to be the rate/s expressly agreed to by the Borrower and as if mentioned in these presents and the security hereby created shall be deemed to be securities created for securing such bills of exchange and Guarantees from time to time within the specified limit as mentioned in the sanction advice.

5. The Borrower shall on demand pay at CFS, Pune to the Bank, all moneys including principal sums, interest additional interest, further interest, penal interest, commitment charges, commission, fees costs, charges, expenses and other moneys whatsoever due, owing or payable by the Borrower in respect of or in any wise concerning or relating to the banking facility/facilities granted/agreed to be granted/continued by the Bank to the Borrower as aforesaid including those incurred by the Bank for the preservation, protection, defence and perfection of the security hereby created or for attempted or actual realisation or enforcement thereof with interest as provided under these presents, all of which moneys including principal sums, interest, additional interest, further interest, penal interest, commitment charges, commission, costs, charges, expenses and other moneys whatsoever at any time and from time to time due to the Bank, whether debited to the account(s) or not, are herein collectively referred to as “the balance due to the Bank” which expression shall, wherever the context so admits include any of them or any part thereof.

6. In consideration of the Bank having granted/agreed to grant/continue to grant banking facilities or accommodation to the Borrower upto an aggregate maximum limit of Rs. 200/- crores (Rupees two hundred crores) as aforesaid, the Borrower hereby hypothecates to and charges in favour of the Bank:-

a) All its stocks of raw materials, semifinished and finished goods, both present and future and more particularly described in Item I of the Second Schedule hereunder written.

b) All the present and future book-debts, outstanding moneys, receivables, claims, bills, choses in action, contracts, engagements and securities of the Borrower and more particularly described in Item II of the Second Schedule hereunder written.

c) The specific items of movable machinery/vehicles/crafts etc. as more particularly escribed in Items IV of the Second Schedule hereunder written to secure the Cash Credit/ Loan/s Deferred Payment Guarantee/s facility granted/agreed to be granted by the Bank to the Borrower.

d) Subject to the exclusive/prior charge created/agreed to be created on the specific items of movable machinery/vehicles/crafts in respect of the Cash Credit/ Loan/s /Deferred Payment Guarantee/s facility sanctioned to/availed by the Borrower with the consent of the Bank (details of which specific movable machinery/vehicles/crafts the Borrower hereby undertake to provide to the Bank), all the movable machinery/vehicles/crafts of the Borrower, both present and future, and more particularly described in Item III of the Second Schedule hereunder written. (All of which Stocks, Book-Debts, Movable Machinery /Vehicles/Crafts of the Borrower are hereinafter collectively referred to as “the Hypothecated Premises”) as security by way of first charge for due payment on demand of the balance due to the Bank in respect of account/accounts of the facilities/accommodations granted to the Borrower by the Bank as aforesaid.

7.1 The Borrower shall at all times during the continuance of this security keep and maintain such margin of security in favour of the Bank (hereinafter called “the said margin”) as mentioned in the First Schedule hereto or such other percentage(s) as the Bank may from time to time determine of the cost or market value (market value as found by the Bank) whichever is lower of the Hypothecated Premises or part thereof.

7.2 The Bank shall be entitled to and shall be at liberty to change from time to time the said margin(s) and the Borrower shall be bound by such change.

7.3 The Borrower will at all times maintain a sufficient quantity of the assets constituting Hypothecated Premises to provide the necessary margin(s) on security as specified herein and as may be required by the Bank from time to time and will forthwith, whenever necessary, provide further assets approved by the Bank to restore such margin(s) or reduce the amount for the time being due to the Bank by cash payment so as to maintain the said margin(s).

7.4 Except for the purpose of sale or dealing in the ordinary course of business the Borrower shall not, so long as any moneys remain due to the Bank, except with the prior approval in writing of the Bank and subject to the margin of security required by the Bank being fully maintained, remove or cause to be removed any of the Hypothecated Premises or divert or dispose of or cause or permit any of the Hypothecated Premises in transit to be diverted or disposed of or otherwise deal with any of the Hypothecated Premises and that the realisation / proceeds of sale of any of the Hypothecated Premises as soon as received shall be paid over to/appropriated by the Bank in satisfaction of the balance due and owing on the said facility accounts or any of them as hereinafter provided but not to any other party without the prior written consent of the Bank and till then all sale proceeds and realisations howsoever in respect of the Hypothecated Premises shall be held by the Borrower in trust for the Bank as the Bank’s exclusive property for appropriation to the said facility/accommodation or account(s) PROVIDED that the Borrower shall not make any sale of or recover, transfer, assign, dispose of or deal with any of the Hypothecated Premises upon being prohibited in writing by the Bank from doing so.

8.1 The Borrower shall whenever and as often as required by the Bank furnish to the Bank full particulars of all the assets of the Borrower and of the Hypothecated Premises and shall allow the Bank or its authorised agents to take inspection thereof and of all records, books and vouchers pertaining thereto and will produce such evidence as the Bank may require as to the cost and value of the said assets and/or the Hypothecated Premises. The Borrower shall display sign board/s with words “Hypothecated to Bank of Baroda” inscribed thereon, at the place/s where the Hypothecated Premises or any part thereof may be lying or be stored by the Borrower for the time being or from time to time.

8.2 The Borrower shall value the Hypothecated Premises at the appropriate rates whether fixed by the Bank or not and shall not over value the same. In any case, the Bank shall be at liberty from time to time and at any time to have any of the Hypothecated Premises inspected and valued by an appraiser or valuer appointed by the Bank which value shall be conclusive and binding on the Borrower both in and out or court.

8.3 The fees, costs, charges and expenses of such inspection, appraisal or valuation (the Bank’s statement in regard thereto being conclusive) shall be borne and paid by the Borrower to the Bank on demand and shall if not so paid, be debited by the Bank to any of the said banking facility account(s) namely cash credit, loan, overdraft or current account/s or any other account of the Borrower with the Bank and shall form part of the moneys hereby secured.

9.1 The Hypothecated Premises shall be kept at the Borrower’s risks and expenses and the Borrower shall at its own expenses during the continuance of this security keep the Hypothecated Premises in good and marketable condition and in proper working order and shall likewise at its own expense insure and keep insured in the name of the Bank the Hypothecated Premises against loss or damage by fire, theft, pilferage, robbery, riot, civil commotion, earthquakes, malicious damages and all such other risks as the Bank shall require for the full market/replacement value thereof by an insurance company or companies approved by the Bank and shall deliver the policies of insurance to the Bank and shall likewise deliver receipts for the last premium paid for every such policy of insurance and if in the name of the Borrower, the Borrower shall assign and deliver to the Bank every such policy of insurance and shall pay to the Bank all proceeds of any policy received by the Borrower during the continuance of this security and shall renew, keep in force and maintain such insurance throughout the continuance of this security and deliver to the Bank the renewal receipts and policies. In default the Bank may (but shall not be bound to) effect or renew such insurance. Any premium paid by the Bank and any such costs, charges and expenses incurred by the Bank shall be repaid by the Borrower on demand forthwith and shall until repayment with interest at the rate aforesaid, be a charge on the Hypothecated Premises. The Bank shall be entitled without prejudice to all their other rights and powers to debit the amount of such premium, costs, charges and expenses to any of the banking facility or account(s) namely the cash credit/overdraft or any other account(s) of the Borrower in such manner as the Bank deems fit. All sums received under such insurance shall be applied in or towards liquidation of the amount for the time being due to the Bank as provided herein.

9.2 The Bank shall be entitled to adjust, settle and compromise in any manner whatsoever, including by reference to arbitration, at the Borrower’s cost any dispute arising under or in connection with any such policy of insurance and such adjustment, settlement, compromise and any award made or decision given in such arbitration or otherwise shall be valid and binding on the Borrower and the Bank shall also be entitled to all moneys payable under any such assurance or under any claim made thereunder and to issue a valid receipt therefore and that the amounts so received shall be credited to any of the banking facility account(s) namely the cash credit/overdraft/current or any other account(s) of the Borrower and that the Borrower will not raise any dispute that a larger sum might or ought to have been received or be entitled to raise any dispute for the balance in any of the said accounts after such credit, provided that the Bank may at its own discretion waive any of the requirements as to insurance, to such extent and in such manner as it may deem fit.

9.3 The Borrower shall pay all rents, rates, taxes, payments and out goings in respect of any immovable property in or upon which the Hypothecated Premises or any part thereof may for the time being be lying and shall keep such property insured against loss or damage by fire and shall also insure the same against such other risks as the Bank shall require and shall produce the policies of insurance to the Bank whenever required by it.

10.1 The Borrower shall make best endeavors to obtain payment of all the debts and assets forming part of the Hypothecated Premises as and when the same shall become payable and pay all such sums when received into any of the banking facility account(s) namely cash credit/overdraft or any other account(s) with the Bank. Further, the Borrower shall not, except in the ordinary course of business, receive, release or compound any of the said debts and assets without the consent in writing of the Bank and will not do anything whereby the recovery thereof may be impeded, delayed, prejudiced, prevented or becomes time barred.

10.2 The Borrower shall keep proper books of accounts of the business and carefully keep and preserve all the documents, papers and vouchers in connection with or relating to or which prove or are likely to prove the debts forming part of the Hypothecated Premises or any part thereof and will at any time when required produce such books, documents, papers and vouchers for the inspection of the Bank and its officers and agents and allow them or it or him access thereto and to make copies of or extracts from the same.

10.3 Save and except as herein specifically provided for, the Borrower shall not create any further or any additional change on the hypothecated premises without the written consent of the Bank first had and obtained.

11.1 If the Borrower shall fall to pay on demand any money which ought to be paid by it hereunder or shall commit any breach of any agreement or declaration on their part herein contained or shall fail to observe or perform any of the terms and conditions or covenants herein contained or if any circumstance shall occur, which in the sole judgment of the Bank, is prejudicial to or imperils the security or if any distress or execution is levied or enforced against any property or assets whatsoever of the Borrower or if any person, firm or company shall take any steps towards appointment of a Receiver of any property or assets whatsoever of the Borrower or if such Receiver is appointed or if any person, firm or company shall apply for or obtain an order for the winding up of the Borrower or if any such order is made or if any step is taken by any person towards passing any resolution to wind up the Borrower’s company or if any such resolution shall be passed or if the Borrower shall cease to carry on business or to conduct its business to the satisfaction of the Bank or if any person firm or company shall take any steps for adjudication of the Borrower as insolvent or if any such adjudication is made then and in any such case, it shall be lawful for the Bank through any of its officers/agents to enter into or upon the factory or any Godown, jatha or any of the place/s of storage of the Borrower where any of the Hypothecated Premises may be lying or stored or kept and to inspect/value insure and/or to take charge of and/or to seize, recover, receive, appoint Receivers and/or take possession of all or any of the Hypothecated Premises and the books of account and other documents relating to the debts and assets forming part of the Hypothecated Premises inter-alia by putting its locks on godowns and other premises where the said goods or account books and other documents relating to the debts and assets forming part of the Hypothecated Premises are lying or kept and thereupon either forthwith or at any time and from time to time and without any notice either by public auction or tender or private contract or tender, sell and dispose of all or any part of the Hypothecated Premises in such manner as the Bank shall think fit and also to give notices of demand to the Borrower’s debtors and third parties liable therefore, sue for, recover, receive and give effectual receipt for the same and sell and realise by public auction or private contract and transfer, assign or otherwise dispose of or deal with all or any part of the Hypothecated Premises. Without prejudice to the foregoing powers, if necessary, the Bank shall at the Borrower’s risk and expenses be entitled to act either as attorney for and on behalf of and in the name of the Borrower or otherwise as the Bank may deem fit (the Borrower hereby appointing the Bank as its attorney). The Bank shall be entitled to deduct and appropriate from the proceeds realised as aforesaid all expenses in connection with the exercise of the aforesaid powers and to appropriate the net proceeds towards the balance due to the Bank in any of the account(s) pertaining to the banking facilities.

11.2 The Borrower irrevocably appoints the Bank to be the Attorney of the Borrower and in the name and on behalf of the Borrower to execute and to do any assurances and things which the Borrower ought to execute and do under the covenants herein contained and generally to use the name and seal of the Borrower in the exercise of all or any of the powers hereby conferred on the Bank or any Receiver appointed by the Bank.

11.3 The Bank shall also be at liberty to enforce, realise, recover, settle, compromise, refer to arbitration and for the purpose deal in any manner with any rights or claims which may be set up in respect of the Hypothecated Premises, to complete any engagements and carry on the business of the Borrower through agents, managers, nominees or otherwise without being bound to exercise these powers. The Bank shall not be liable in the event of the exercise of any of the aforesaid powers for any involuntary loss which may occur in or arise from such exercise and such exercise shall be without prejudice to any other rights and remedies and notwithstanding any pending suit or other, proceedings relating to the Hypothecated Premises. Notwithstanding that there may be any pending suit or other proceedings, the Borrower hereby undertakes to transfer and deliver to the Bank all relative contracts, securities, bazaar chits, bills, notes, hundles and documents. The Borrower shall accept the Bank’s account of sales and realisation as conclusive and shall forthwith pay to the Bank on demand any shortfall or deficiency thereby shown. And if the net sum realised by such sales is not sufficient to pay the amounts secured, the Bank shall be at liberty to apply any other money or moneys in the hands of the Bank standing to the credit of or belonging to the Borrower in or towards the payment of the balance due to it, AND in the event of there being still some deficiency, the Borrower shall forthwith pay/make good such deficiency provided that nothing herein contained shall in any manner prejudice or affect the rights and remedies of the Bank against the Borrower.

11.4 The Borrower shall not be in any way concerned with the proportion in which any moneys realised and applicable under these presents are appropriated towards the balance due to the Bank and shall not have any claim whatsoever against the Bank in relation to any act or thing done, omitted, permitted or suffered by the Bank in regard to the appropriation of any money applicable as herein provided.

11.5 As and when the Bank seeks to enforce the securities and take possession of the Hypothecated Premises hereunder the Borrower shall comply with all such directions as may be given by the Bank and afford every facility for placing and keeping the Bank in exclusive possession, custody and control of the Hypothecated Premises, and the books of account and other documents relating to the debts and assets forming part of the Hypothecated Premises, In such manner that such possession, custody and control shall be apparent and indisputable. It Is hereby further agreed that if and when the Bank exercises its right to demand payment of the moneys due to it or take possession or assignment of the Hypothecated Premises and the books of accounts and other documents relating to the said debts and assets, the Borrower until actual delivery or assignment thereof to the Bank shall be deemed to be in possession of the same as agent of the Bank but entirely at the risk and costs of the Borrower. Provided always and it is expressly agreed and declared that even after the Bank shall have taken possession of the Hypothecated Premises and/or the books of accounts and other records, documents, etc. relating to the said debts and assets in enforcement of the securities or the Bank has got appointed or caused to have appointed a Receiver thereof or shall have taken any other action in exercise of the powers or any of them hereby conferred on the Bank, the Bank shall be entitled to store the said goods and the books of accounts and other records, documents, etc. relating to the said debts and assets in the Borrower’s premises where they may be lying until the full and complete enforcement and realisation of the security and the Borrower shall be liable to and shall bear and pay on demand the cost of storing the Hypothecated Premises and the books of accounts, records, documents, etc. relating to the said debts and assets in such premises including the rent or compensation payable for such premises and the salary and remuneration of watchman and other personnel that may be engaged for security, preservation and handling of the Hypothecated Premises and the books of accounts and other records, documents, etc. relating to the said debts and assets. It is agreed that the Borrower shall not until realisation of the security created in favour of the Bank adversely deal with such premises belonging to or occupied by the Borrower nor the Borrower’s right thereto. The Bank shall also be entitled to hire or acquire storage space In any other premises and to engage watchman and other personnel as aforesaid and the Borrower shall pay the rent or compensation payable for or in respect of such other premises and salary of watchmen and other staff on demand to the Bank and in default the Bank may pay the same but until repayment by the Borrower of such rent or compensation and other moneys to the Bank the same with interest thereon at the rate provided for shall be charged upon the Hypothecated Premises.

11.6 Among such directions as aforesaid, the Bank may without incurring any responsibility for the consequence provide for the following

a) that the Hypothecated Premises shall be stored in such Godown or other places of storage and the books of accounts or other records be kept and maintained at such place/s as the Bank shall direct;

b) that the register(s) shall be kept of the Hypothecated Premises brought in or removed from any Godown or other place of storage. Such register(s) shall be open for inspection to the Bank at all times and shall always be considered to be the property charged to the Bank;

c) For the placing of private identification marks/numbers of the Bank on any of the Hypothecated Premises stored in any such Godown or other place/s of storage.

11.7 From and after the Bank shall have taken possession the Hypothecated Premises or any part thereof and/or the books of accounts and other records, documents, etc. relating to the debts and assets shall not be removed from the said Godown/s or other place/s of storage except on production of delivery order(s) signed by the Bank or any of its officials authorised in this behalf.

11.8 From and after the Bank shall have taken possession, the Borrower shall be solely responsible In all respects and the Bank shall not in any way be responsible for or in respect of the quantity, quality or condition or final turn-out or for loss, destruction or deterioration of the Hypothecated Premises, books of accounts, vouchers, papers and other records relating to the debts and assets or damage thereto occasioned by theft, pilferage, robbery, fire, riot, strikes, civil commotion or otherwise howsoever whatever may be the circumstances or the reasons under or for which such loss, destruction, deterioration, or damage may arise including any act, omission, negligence or default of the Bank or any of their servants or agents.

11.9 The Borrower shall accept without question the accounts of such sale or sales or other transactions signed by any agent or other authorised officer of the Bank as sufficient proof of the amount realised or due under the sale or sales or transactions and the costs, charges and expenses incurred in connection therewith.

11.10 The Bank shall have all other powers incidental to and necessary for the realization of its security under these presents

11.11 On the sale by private contract or public auction under the provisions of sub-clause (1) hereof, the Bank shall be entitled to charge and retain as part of the costs, charges, and expenses incurred in connection therewith such commission as the Bank shall in its sole discretion fix and shall not be liable to account for the same to the Borrower. Such commission shall be in addition to any brokerage or out goings payable In respect of any such sale. If the sale proceeds are not sufficient to pay the amount of such commission the Borrower shall pay the same forthwith to the Bank on demand.

11.12 The Borrower shall Indemnify and always keep indemnified the Bank against all losses, damages, claims demands, charges and expenses In respect of the Hypothecated Premises sustained by or made against the Bank.

12. In case the Bank does not consider it necessary or desirable for any reason either to exercise any authority or power hereby exercisable by the Bank and/or to take action in pursuance of the foregoing clause-11 or in the event of its not exercising such power or authority or to take any action in pursuance of that clause the bank shall so far as regards the Borrowers be at liberty to exercise any power or authority exercisable hereunder by the Bank including to file any suits or legal proceedings for recovery of its dues from the Borrower and to lake steps to realise or enforce the security hereby created in favour of the Bank either by sale or otherwise and either through the intervention of the court or by appointing a receiver or in any other manner howsoever as it thinks fit and may close the said account (s) with it relating to the banking facilities.

13. All moneys resulting from the enforcement and/or realisation of the securities, i.e. Hypothecated Premises or any part or portion thereof or otherwise, howsoever, and the amounts realised under any policy or policies of insurance or any compensation moneys for acquisition or requisition of the securities or any of them or any part thereof or any other realisation from the said securities either by enforcement or otherwise and whether the same is received or realised by the Bank directly or by any Receiver appointed in any suit filed by it shall be applied with all convenient despatch in the manner hereinafter provided.

Firstly:

There shall be paid out of such moneys or provision made thereout for all costs, commission, charges and expenses paid or incurred and to be paid or incurred by the Bank and/or any Receiver, agent or manager for or incidental to the enforcement of the said securities or realisation or receipt of such moneys.

Secondly:

The balance shall be applied in liquidation of the respective amounts due for interest, additional interest, further interest, penal interest due to the Bank in the said account(s) in respect of the banking facilities.

Thirdly:

(i) In the event of the moneys available being sufficient to pay the principal moneys duo to the Bank then the same shall be applied towards payment of the principal moneys in respect of the facilities given and/or continued, in full PROVIDED THAT an amount equivalent to the moneys that may become payable to the Bank in respect of any contingent liability or liabilities under any facility or facilities given under these presents and secured by the security created hereunder shall be kept aside by the Bank in a separate account to be opened with the Bank and shall be appropriated towards reimbursement to the Bank in the event of the said contingent liability/ies arising or becoming due and payable and are paid by the Bank.

(ii) In the event of the said contingent liability or liabilities not arising or becoming due and payable the amount allocable to liability or liabilities which is/are not required to be paid by the Bank shall be treated as part of the surplus realisation from the hypothecated security. The surplus realisation, if any, from the hypothecated security including any surplus becoming available on account of any contingent liability or liabilities not arising or becoming due and payable as aforesaid shall be applied for repayment to the Bank of all other debts and liabilities of the Borrower due and payable to the Bank on any other account or accounts whatsoever whether actually or contingently, alone or jointly with other/s and whether as principal or surety (iii) In the event of moneys so available being insufficient to pay to the Bank all the moneys due to it as provided in (i) above the Borrower shall be liable forthwith on production to the Borrower of an account to be prepared and signed as provided herein (which shall be conclusive) to pay the balance appearing due to the Bank. Without prejudice to the obligation of the Borrower, the Bank shall be entitled (but shall not be bound) to apply any other money or moneys in the hands of the Bank standing to the credit of or belonging to the Borrower towards satisfaction of the balance then remaining due to the Bank.

Provided however, that in respect of moneys due in cash credit account, or accounts of the Borrower, the principal sum shall be treated inclusive of interest accumulated and applied to such account and amount due at the foot of the account without any distinction thereof from principal as per prevailing Banking practice.

14. Pending seizure and/or taking possession of by the Bank, all the Hypothecated Premises and all proceeds of sale or other realisations and proceeds of Insurance thereof and all documents under this security shall always be kept distinguishable and held as the exclusive property of the Bank specifically appropriated to the security to be dealt with only under the directives of the Bank and the Borrower shall not without the prior written permission of the Bank create any mortgage, charge, lien or encumbrance upon or over or affecting the same or any part thereof.

15.1 The Borrower shall promptly submit to the Bank particularly monthly or as often as may be required stock statements and also statements of book-debts and particulars of other Hypothecated Premises together with the list of current insurance policies and amounts insured verified by certificates of the Borrower or the Manager for the time being of the Borrower that the quantities, amounts, value and marks stated in the statements are correct and that all the tangible assets are fully covered by insurance and containing such other certificates and particulars as may be specified by the Bank and will also furnish and verify all financial and other statements, reports, returns, certificates, accounts, documents, particulars and information and such other periodical data as may be required by the Bank.

15.2 The Borrower will also execute all documents, transfers, assignments and endorsements and do all acts, deeds and things which the Bank may require for vesting the Hypothecated Premises or any of them in favour of the Bank and to render the same readily realisable or transferable by the Bank at any time and also for giving full effect to this security.

15.3 The Borrower hereby irrevocably appoints the Bank to be attorney of and for and in the name of the Borrower to do all such acts, deeds and things and execute all such documents, transfers, assignments, endorsements whatever which the Borrower may be required by the Bank to do or execute under or in respect of this Agreement in the event of the Borrower failing to do so within a week from the date of demand by the Bank for such purposes.

16. The security hereby created shall be a continuing security for the balance from time to time due to the Bank on the said banking facilities and for all moneys, indebtedness and liabilities hereby secured, and none of the accounts in respect of the said banking facilities is to be considered to be closed for the purpose of this security and the security is not to be considered exhausted by reason of the said accounts or any of them being brought to credit by payment made into the said account(s) at any time or from time to time or of its/their being drawn upon to the full extent or its/their being reduced or extinguished and afterwards reopened.

17. Subject to the provisions of clause-14 hereof, any general or special lien to which the Bank is or may be by law or otherwise entitled or any rights or remedies of the Bank in respect of any present or future indebtedness or liabilities or guarantee obligations of the Borrower to the Bank shall continue to be in force and effect and It shall be open to the Bank to enforce or have recourse to such rights or remedies or securities without being bound to enforce any security, rights or remedies under this Agreement.

18. The Borrower hereby covenants with the Bank that all the Hypothecated Premises are the absolute property of the Borrower at the sole disposal of the Borrower and free from any prior charge or encumbrance and that all future stocks, debts, assets and properties that will be hypothecated shall be likewise the unencumbered and absolute and disposable property of the Borrower.

19. The Borrower shall carry on the entire banking transactions of its business through the Bank only wherever they are having their office. Such banking business of the Borrower at other centres also shall, as far as practicable, be placed with the Bank.

20. The Borrower shall at the beginning of each quarter in the calendar year advise the Bank the aggregate amount that the Borrower proposes to draw from the Bank during the quarter and upon being advised by the Bank of its commitment, the Borrower shall pay to the Bank any commitment charge that may be agreed upon from time to time between the Borrower and the Bank. In default of such payment, the Bank may without prejudice to its rights hereunder debit the amount of such commitment charge to any of the banking facility account(s) namely the cash credit/overdraft or any other account(s) of the Borrower and the same shall thereupon form part of the moneys hereby secured.

21. The Borrower has and shall continue to have the necessary powers to enter into this agreement and do all things incidental thereto and the Bank shall not be bound to enquire into the powers of the Borrower and this security shall not be affected by reason of absence or deficiency or excess or irregularity in the exercise of any powers of the Borrower.

22. The officers or agents or nominees acting or purporting to act on behalf of the Borrower in this respect and executing these documents have and shall continue to have the necessary powers from the Borrower and further that the Bank shall not be bound to enquire into the powers of any officer or agent acting or purporting to act on behalf of the Borrower and this security shall not be affected by reason of absence or deficiency or excess or irregularity in the exercise of any powers of any such officers or agents aforesaid.

23. Any delay in exercising or omission to exercise any right, power or remedy exercisable by the Bank under these presents shall not impair any such right, power or remedy or be construed to be an acquiescence in any default, nor shall the action of the Bank in respect of such default or any acquiescence affect or impair any right, power or remedy of the Bank in respect of any other or subsequent default.

24 This Agreement shall not prejudice the rights or remedies of the Bank against the Borrower irrespective and Independent of this Agreement in respect of any other advances made or to be made by the Bank to the Borrower. The Borrower agrees that in the event of the Bank receiving intimation from the Reserve Bank of India of any default by the Borrower in payment of any one or more instalments of the loan and /or interest due and payable to any financial institution/s from whom the Borrower has taken any advance or otherwise borrowed any moneys, the Bank shall be entitled to stop any further operations by the Borrower in the said banking facility account(s) and the Bank shall be at liberty to refuse to make payment of cheque/s drawn by the Borrower to the debit of such account(s) and the Borrower shall not hold the Bank responsible or liable in any manner by reason of the Bank’s refusal to make payment of such cheque/s and the Borrower further agrees that in the event of there being any fixed deposit account, recurring deposit account or any time deposit account with the Bank in the Borrower’s name, the Bank will be at liberty to withhold payment to the Borrower of the amount/s deposited with the Bank on the date/s of maturity thereof and the Bank will be entitled in its sole discretion to appropriate the balance or proceeds of such deposit account/s on or before maturity and towards any advance/s granted by the Bank to the Borrower or remit the balance in any of the said facility accounts or the proceeds of such deposit accounts as the case may be, to any financial institution/s from whom the Borrower may have taken advance or borrowed moneys and has defaulted in making payment thereof or interest thereon as aforesaid.

25. Any demand or notice to be made on or given to any party hereto may be made or given by leaving the same at or posting the same by registered post in an envelope addressed to such party at its Registered Office or Head Office or Local Head Office as the case may be and every such demand or notice shall be deemed to be received at the time at which it is left or at the time at which it would have been delivered in the ordinary course of post at the Registered/Head/Local Head Office in question.

26. The Borrower shall pay on demand to the Bank the costs between attorney/advocate and client incurred by it in connection with the preparation, engrossment and stamping and execution of this Agreement and of any guarantee or other security executed contemporaneously herewith in connection with the advance hereby secured and of the registration of this security with any authority pursuant to any provision of law and all other costs (between attorney/advocate and client) incurred/to be incurred by the Bank in connection herewith or with the enforcement or realisation of the security or attempted enforcement or realisation of the security hereby created or the protection or defence or perfection thereof or for the recovery of any moneys hereby secured and of all suits and proceedings of whatsoever nature for enforcement or realisation of the security hereby created or the recovery of such moneys or otherwise in connection herewith or in which the ank may be joined as party or otherwise involved by reason of the existence of the security hereby created.

27. If the Borrower be more than one individual, all shall be bound hereby jointly and severally and if the Borrower be a firm such firm and all members from time to time thereof and all retiring members shall be bound hereby notwithstanding any change in the constitution or style thereof and whether the firm shall consist of or be reduced to one individual. No changes whatever that may take place in the constitution of the Borrower or the Bank (whether by amalgamation or otherwise) shall impair or discharge the liability of the Borrower hereunder. The Borrower, if a firm shall not, however, make any change in the firm without previous reference to the Bank.

28. It is hereby further Agreed by the Borrower that the sanctioning letter/s issued by the Bank sanctioning the banking facilities shall always be deemed to form part of these presents and be deemed to be incorporated herein provided that in the event of any conflict between such sanction letter/s and these presents the provisions of this Agreement shall prevail and take precedence.

29. The Borrower hereby unconditionally and irrevocably agrees as a condition of such banking facilities/ accommodations extended to the Borrower by the Bank that in case the Borrower commits default in the repayment of such facilities/ accommodations or in the payment of interest thereon or any of the agreed instalment of the loan on due date, the bank and / or Reserve Bank of India will have an unqualified right to disclose or publish the Borrower’s name or the name of its company / firm / unit and /or its directors / partners / proprietors as defaulter/s in such manner and through such mediums the Bank or Reserve Bank of India in their absolute discretion may think fit.

FIRST SCHEDULE

Nature of Banking Facility	Limit	Rate of Int./ Commission	Security Stipulated	Margin of security

Term Loan	RS 200/- Crs	4.25% over Base Rate (Base rate 10.25% at present)	First Pari Passu Charge on entire current assets, present and future of the company.	50.23% of total project cost by the end of project i.e 31.0.3.2015

SECOND SCHEDULE

I. The whole of the Borrower’s stocks, both present and future and including but without prejudice to the generality of the foregoing words, all stocks of raw materials, work-in- process, semi-finished goods and finished goods such as all Current assets, Stock, book Debt, receivables, packing materials and stores etc. whatsoever and wheresoever situated and/or in transit whether now belonging to or that may at any time during the continuance of this security belong to the Borrower or that may be held by any party anywhere to the order and disposition of the Borrower.

II. All the present and future book-debts, outstanding moneys, receivables, claims, bills, contracts, engagements and securities which are now due and owing or which may at anytime hereafter during the continuance of this security become due and owing to the Borrower in the course of its business by any person, firm, company or body corporate or by the Government of India or any State Government or Indian Railways or any Government Department or Office or any Municipal or Local or Public or Semi-Government body or authority whatsoever including those relating to the assets leased out and/or given on hire purchase basis.

III. All the tangible movable machinery and plant and cranes, boats and crafts and the vehicles of the Borrower together with spares, tools and accessories and other movables, both present and future, and the furniture, fixtures and fittings and office equipment whether installed or not and whether lying loose or in cases which are now lying or stored in or about or shall be brought into or be stored or be in or upon or about the Borrower’s premises and godowns or wherever else the same may be or be held by any party to the order or disposition of the Borrower (including those on lease or hire-purchase) relating or pertaining to the Borrower’s works at Plot No-1-D, Udyog Vihar, Industrial Area, Greater Noida, Distt.- Gautam Budh Nagar, Uttar Pradesh.

In witness whereof the Borrower has set and subscribed its hand/affixed its seal hereto on the day and the year first herein above written.